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                                  Exhibit 24.1



                                POWER OF ATTORNEY

The undersigned directors of BorgWarner Inc. (the "Corporation") hereby appoint Timothy M. Manganello as their true and lawful attorney-in-fact, with full power for and on their behalf to execute, in their names and capacities as directors of the Corporation, and to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Act of 1933, as amended, any and all Registration Statements (including any and all amendments or post-effective amendments thereto) relating to the BorgWarner Inc. 2004 Stock Incentive Plan.

This Power of Attorney automatically ends upon the termination of Mr. Manganello's service with the Corporation.

In witness whereof, the undersigned have executed this Power of Attorney on this 28th day of July, 2004.


    /s/ JERE A. DRUMMOND                       /s/ ANDREW F. BRIMMER
    --------------------------                 -----------------------------
    JERE A. DRUMMOND                           ANDREW F. BRIMMER


    /s/ WILLIAM E. BUTLER                      /s/ ERNEST J. NOVAK, JR.
    --------------------------                 -----------------------------
    WILLIAM E. BUTLER                          ERNEST J. NOVAK, JR.


    /s/ PAUL E. GLASKE                         /s/ JOHN RAU
    --------------------------                 -----------------------------
    PAUL E. GLASKE                             JOHN RAU


    /s/ ALEXIS P. MICHAS                       /s/ PHYLLIS O. BONANNO
    --------------------------                 -----------------------------
    ALEXIS P. MICHAS                           PHYLLIS O. BONANNO